UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016 (February 18, 2016)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 18, 2016, Micronet Enertec Technologies, Inc. (the “Company”)  entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Novatel Wireless, Inc. (the “Seller”), pursuant to which the Company will acquire certain assets and liabilities of the Seller used in the operation of its telematics hardware business (the “Acquisition”). The Asset Purchase Agreement and the transactions contemplated thereby were approved by the boards of directors of the Company and the Seller. Consummation of the Acquisition will not require approval of the stockholders of the Company or the Seller.  The transaction is anticipated to close on or before March 31, 2016.

On the closing date of the Acquisition, the Company will pay to the Seller total cash consideration of approximately $12 million (the “Cash Consideration”) and deliver to the Seller a promissory note in the principal amount of $12 million (the “Note,” and together with the Cash Consideration, the “Purchase Price”).  The Company will be obligated to repay the principal amount of the Note in two installments of $6 million each, payable on the first and second anniversaries of the closing date. The Company expects to finance the acquisition primarily with new debt. The Purchase Price is subject to adjustment under certain circumstances.  The Company may be entitled to offset certain amounts due under the Note (i) in the event that the inventory the Seller delivers at closing is less than the target inventory range set forth in the Asset Purchase Agreement, (ii) if the Seller fails to purchase certain minimum dollar amounts of products from the Company over the two year period after the closing, or (iii) if the Company becomes entitled to recover any finally determined losses for indemnification claims made against the Seller under the Asset Purchase Agreement, subject to certain limitations as set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement contains operational covenants that prevent the Seller from engaging in certain actions during the period between the execution of the Asset Purchase Agreement and the closing of the Acquisition or earlier termination of the Asset Purchase Agreement (the “Pre-Closing Period”).  In addition, the Seller has agreed, during the Pre-Closing Period, to refrain from soliciting, initiating or encouraging proposals or inquiries relating to other potential bids or offers to acquire the Seller's telematics hardware assets to be transferred in the Acquisition.  The consummation of the Acquisition is subject to a number of contingencies, including the parties entering into an acceptable manufacturing and supply agreement, certain employees of the Seller accepting employment with the Company, and other customary closing conditions.  In addition, the parties have agreed to negotiate in good faith an acceptable transition services agreement.  The Asset Purchase Agreement contains customary indemnification provisions, entitling each party to be indemnified by the other party under certain circumstances, subject to specified limitations on such indemnification.

The Asset Purchase Agreement is subject to termination in certain circumstances, as set forth in the Asset Purchase Agreement, and either party may terminate the Asset Purchase Agreement if the Acquisition has not been consummated by March 31, 2016, or such later date as the parties may agree to in writing (the “Outside Date”), so long as the terminating party’s action or failure to act was not a principal cause of the Acquisition failing to be consummated by the Outside Date.  If either party terminates the Asset Purchase Agreement because the Company is unable or unwilling to consummate the Acquisition by the Outside Date and, at such time, the conditions precedent to the Company's performance have been satisfied, the Seller will be entitled to receive a termination fee equal to $250,000, in addition to any other remedies available under applicable law.

The Asset Purchase Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in order to provide investors and stockholders with information regarding its terms; however, it is not intended to provide any other factual information about the Company, the Seller, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Asset Purchase Agreement have been made only for the purpose of the Asset Purchase Agreement and, as such, are intended solely for the benefit of the parties to the Asset Purchase Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Asset Purchase Agreement. Furthermore, many of the representations and warranties in the Asset Purchase Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, the Seller, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement and these changes may not be fully reflected in the Company’s public disclosures.

The description of the Asset Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws, and is subject to the safe-harbor created by such Act and laws.  In some cases, readers can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other variations thereon or comparable terminology.  The statements herein and their implications are merely predictions and therefore inherently subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements.  For example, the Company states that the Closing is expected to occur by March 31, 2016.  However, the Company must obtain financing to  complete the Transaction, which may not occur on favorable terms or at all.  In addition, the Asset Purchase Agreement contains various closing conditions and the Closing could be delayed or may not occur at all.  Further, the terms of the Transaction could change.   The Company’s business and operations are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained or implied in this report.  Except as required by law, the Company assumes no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. Further information on potential factors that could affect the Company’s business is described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Item 9.01.    Financial Statements and Exhibits

2.1*        Asset Purchase Agreement, dated as of February 18, 2016, between the Company and the Seller.

* Certain schedules, annexes and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: February 22, 2016	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer